Prudential Investment Portfolios, Inc. 15
Semi-Annual period ended 2/28/2017
File Number 811-02896

SUB-ITEM 77Q1(a)
Material Amendment to the Registrant's Charter or By-laws

PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

ARTICLES SUPPLEMENTARY

      Prudential Investment Portfolios, Inc. 15, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

      (a) 100,000,000 authorized but unissued shares of Prudential Short Duration High Yield Income Fund Class A Common Stock, 75,000,000 authorized but unissued shares of Prudential Short Duration High Yield Income Fund Class C Common Stock and 50,000,000 authorized but unissued shares of Prudential Short Duration High Yield Income Fund Class Q Common Stock as 225,000,000 additional shares of Prudential Short Duration High Yield Income Fund Class Z Common Stock (the "Class Z Common Stock");

      (b) 75,000,000 authorized but unissued shares of Prudential High Yield Fund Class A Common Stock (the "High Yield Class A Common Stock") as 75,000,000 shares of Prudential Short Duration High Yield Income Fund Class T Common Stock (the "Short Duration Class T Common Stock");

      (c) 25,000,000 authorized but unissued shares of Prudential
High Yield Fund Class B Common Stock as 25,000,000 additional shares of Prudential High Yield Fund Class C Common Stock (the
"Class C Common Stock"); and

      (d) 60,000,000 authorized but unissued shares of the High Yield Class A Common Stock, 225,000,000 authorized but unissued shares of Prudential High Yield Fund Class Q Common Stock, 25,000,000 authorized but unissued shares of Prudential High Yield Fund Class R Common Stock and 440,000,000 authorized but unissued shares of Prudential High Yield Fund Class Z Common Stock as 750,000,000 shares of Prudential High Yield Fund Class T Common Stock (the "High Yield Class T Common Stock," and, together with the Short Duration Class T Common Stock, the "Class T Common Stock").

The Class T Common Stock, the Class C Common Stock and the Class Z Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of the applicable series of Common Stock as set forth in the Charter.

      SECOND: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 6,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $60,000,000, classified and designated as follows:
            Prudential Short Duration High Yield Income Fund Class A Common Stock 225,000,000
      Class C Common Stock      175,000,000
      Class Q Common Stock  200,000,000
      Class Z Common Stock  450,000,000
            Prudential High Yield Fund
         Class A Common Stock  800,000,000
      Class B Common Stock    75,000,000
      Class C Common Stock  175,000,000
         Class Q Common Stock     1,225,000,000
         Class R Common Stock  175,000,000
         Class Z Common Stock  2,500,000,000

      THIRD: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 6,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $60,000,000, classified and designated as follows:
            Prudential Short Duration High Yield Income Fund Class A Common Stock 125,000,000
      Class C Common Stock       100,000,000
      Class Q Common Stock  150,000,000
      Class Z Common Stock  675,000,000
      Class T Common Stock    75,000,000
            Prudential High Yield Fund
         Class A Common Stock  665,000,000
      Class B Common Stock    50,000,000
      Class C Common Stock  200,000,000
         Class Q Common Stock  1,000,000,000
         Class R Common Stock  150,000,000
         Class Z Common Stock  2,060,000,000
         Class T Common Stock  750,000,000
      FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
      FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]





            IN WITNESS WHEREOF, Prudential Investment Portfolios,
Inc. 15 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 9th day of March, 2017.

ATTEST: PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

/s/Jonathan D. Shain____    By:__/s/Scott E. Benjamin_______
Name:  Jonathan D. Shain Name:  Scott E. Benjamin
Title: Assistant Secretary Title: Vice President